UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2026

Golub Capital BDC 4, Inc.
(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01504	88-1608711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

__ 200 Park Avenue, 25th Floor, New York, NY 10166_ _
                (Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

____ ____
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

On September 14, 2026, Golub Capital BDC 4, Inc. (the “Company”) delivered a capital drawdown notice to its stockholders relating to the sale of 4,537,866.264 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for an aggregate offering price of $68.07 million. The sale is expected to close on or around September 24, 2026.

The sale of Common Stock is being made pursuant to subscription agreements entered into by the Company and its stockholders. Under the terms of the subscription agreements, stockholders are required to fund drawdowns to purchase shares of Common Stock up to the amount of their respective capital commitments on an as-needed basis with a minimum of 10 days’ prior notice to stockholders.

The issuance of the Common Stock is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied, in part, upon representations from the stockholders in the subscription agreements that each stockholder was an accredited investor as defined in Regulation D under the Securities Act.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC 4, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golub Capital BDC 4, Inc.

Date: September 16, 2026	By: /s/ Paul Solini
Name: Paul Solini
Title: Chief Accounting Officer